UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2005 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27273	04-3410558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824 (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (978) 250-2900

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On January 21, 2005, the Company, as lessee, and Farely White Associates, LLC, as landlord (“Landlord”), entered into a Lease Term Expiration Agreement that terminated the lease dated March 23, 2000 (the “Lease”), between the Company and Landlord. The Lease covered the Company’s offices located at 150 Apollo Drive, Chelmsford, Massachusetts, which the Company had previously vacated. The Lease was to expire on August 31, 2005. The Company agreed to pay the Landlord $314,385 in satisfaction of the Company’s obligations under the Lease no later than February 2, 2005. This amount will result in a reduction to the Company's restructuring liability as of January 29, 2005 on its balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor

Richard J. Gaynor Chief Financial Officer and Vice President of Finance and Administration

Dated: January 27, 2005